Exhibit 1.1

Execution Version

ENVIVA PARTNERS, LP

$100,000,000
Common Units Representing Limited Partner Interests

Equity Distribution Agreement

August 8, 2016

Barclays Capital Inc.,

Raymond James & Associates, Inc.

RBC Capital Markets, LLC, and

USCA Securities LLC

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York, 10019

Ladies and Gentlemen:

Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with each of Barclays Capital Inc., RBC Capital Markets, LLC, Raymond James & Associates, Inc. and USCA Securities LLC (each a “Manager,” and collectively, the “Managers”).

Enviva Partners GP, LLC, a Delaware limited liability company (the “General Partner”), serves as the general partner of the Partnership.  The Partnership and the General Partner are sometimes referred to herein collectively as the “Enviva Entities.”

1.                                      Description of Units. The Partnership proposes to issue and sell through or to the Managers, each as a sales agent and/or principal, the Partnership’s common units representing limited partner interests (“Common Units”), having an aggregate gross sales price to the public of up to $100,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints each Manager as an agent of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) with such Manager in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 20 hereof.

2.                                      Representations and Warranties. Each of the Enviva Entities represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)                                Registration Statement. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-211136) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective under the Act. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)                                Registration Statement; Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Enviva Entities make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c)                                 Disclosure Package. At the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule), the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Enviva Entities make no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers specifically for inclusion therein.

(d)                                Status as Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405) as of each relevant eligibility determination date for purposes of Rules 164 and 433.

(e)                                 No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Units.

(g)                                 Regulation M. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(h)                                Sales Agency Agreements. The Partnership is not party to any other effective sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units as that term is defined in Rule 415(a)(4) of the Act.

(i)                                    Enviva Entities.  Each of the Enviva Entities has been duly organized, is validly existing and in good standing as a limited partnership or limited liability company, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Enviva Entities taken as a whole (a “Material Adverse Effect”). Each of the Enviva Entities has all limited partnership, or limited liability company, as applicable, power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged in all material respects. As of the Execution Date, the Partnership does not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than the subsidiaries listed on Schedule I hereto.

(j)                                    Significant Subsidiaries. All of the Partnership’s “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S X) (the “Subsidiaries” and, together with the Enviva Entities, the “Partnership Entities”) as of the date of the Partnership’s latest annual report on Form 10-K filed with Commission, which is incorporated by reference in the Registration Statement and the Prospectus, are listed on Exhibit 21.1 to such report, and such Subsidiaries have been duly incorporated or formed and are validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which they are chartered or organized, and are duly qualified to do business as a corporation, limited partnership or limited liability company, as the case may be, and are in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(k)                                 General Partner Authority. The General Partner has all limited liability company power and authority to act as the general partner of the Partnership as described in the Registration Statement, the Prospectus and the Disclosure Package.

(l)                                     Ownership of the General Partner. To the knowledge of the Enviva Entities, Enviva MLP Holdco, LLC, a Delaware limited liability company (“Holdco”), owns 100% of the outstanding limited liability company interests in the General Partner; such interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended at or prior to the Execution Time and each such time this representation is repeated or deemed to be made pursuant to this Agreement, the “General Partner Agreement”) and fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Holdco owns such interests free and clear of all Liens, except as provided for in the Credit Agreement, dated as of April 9, 2015, among the Partnership and other parties thereto (the “Credit Agreement”).

(m)                            Capitalization. The authorized, issued and outstanding capitalization of the Partnership as of the Partnership’s most recently completed quarter or fiscal year is as set forth in the Partnership’s most recent quarterly report on Form 10-Q or annual report on Form 10-K, as applicable.

(n)                                Ownership of the Incentive Distribution Rights. The General Partner owns all of the incentive distribution rights representing limited partner interests (the “Incentive Distribution Rights”) in the Partnership; the Incentive Distribution Rights and the limited partner interest represented thereby will have been duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended at or prior to the Execution Time and each such time this representation is repeated or deemed to be made pursuant to this Agreement, the “Partnership Agreement”) and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns the Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by Federal or state securities laws, contained in the Partnership Agreement or as disclosed in the Registration Statement and the Prospectus.

(o)                                 The Units. At each Settlement Date and each Time of Delivery, if any, the Units to be issued and sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to any of the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement), non-assessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement and the Prospectus and (ii) Sections 17-303, 17-697 and 17-804 of the Delaware LP Act) and free of any restriction upon voting or transfer thereof pursuant to any agreement or instrument pursuant to which the Partnership is a party, other than restrictions upon transfer contained in the Partnership Agreement.

(p)                                 No Options or Pre-Emptive Rights. Except as described in the Registration Statement and the Prospectus or as set forth in the Partnership Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, excluding restrictions on transferability that may be imposed by Federal or state securities laws, contained in the Organizational Documents of the applicable entity or as disclosed in the Registration Statement and the Prospectus, or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities. None of (A) the filing of the Registration Statement or (B) the offering or sale of the Units as contemplated by this Agreement or any Terms Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership that have not been waived.

(q)                                 Authority.  Each of the Enviva Entities has all requisite limited partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Agreement and any Terms Agreement. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, any Terms Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. All limited partnership or limited liability company action, as the case may be, required to be taken by any of the Enviva Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement and any Terms Agreement shall have been validly taken. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner, and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; provided, that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties, contribution, exoneration and indemnification and an implied covenant of good faith and fair dealing.

(r)                                    Authorization of Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Enviva Entities.

(s)                                   Description of the Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement, this Agreement or any Terms Agreement against payment therefor as provided therein and herein, will conform, in all material respects, to the descriptions thereof included in or incorporated by reference in the Registration Statement and the Disclosure Package.

(t)                                    Non-Violation of Existing Instruments. The issue and sale of the Units by the Partnership, the execution, delivery and performance of this Agreement and any Terms Agreement by the Enviva Entities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien upon any property or assets of the Partnership Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of any of the Partnership Entities is subject; (ii) result in any violation of the provisions of the organizational documents of any of the Partnership Entities (collectively, the “Organizational Documents”); or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties or assets in a proceeding to which any of them is a party or their respective properties or assets are bound, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(u)                                 No Consents, Authorizations or Approvals.  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties or assets is required for (i) the issue and sale of the Units by the Partnership or (ii) the execution, delivery and performance of this Agreement or any Terms Agreement by the Enviva Entities or the consummation of the transactions contemplated hereby and thereby, except (A) for the offer and sale of the Units under the Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable securities laws of any U.S. state or Canadian province and/or the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”), (B) for such consents, approvals, authorizations, orders, filings, registrations or qualifications that have been obtained or made, (C) for any such consents, approvals, authorizations, orders, filings, registrations or qualifications the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement or any Terms Agreement and (D) as described in the Registration statement and the Disclosure Package.

(v)                                Preparation of Financial Statements of the Partnership and the Subsidiaries. The historical financial statements of the Partnership and the Subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except as otherwise disclosed therein.

(w)                              Independent Accountants. KPMG LLP, who has certified the audited consolidated financial statements of the Partnership, which are incorporated by reference in the Registration Statement and the Disclosure Package, are independent public accountants as required by the Act.

(x)                                 Internal Controls.  The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses in the Partnership Entities’ internal controls.

(y)                                 Disclosure Controls. (i) The Partnership Entities maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the General Partner, including the principal executive officer and principal financial officer of the General Partner, as appropriate, and (iii)  to the extent required by Rule 13a-15 of the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(z)                                  No Significant Deficiencies.  Since the date of the most recent balance sheet of the Partnership reviewed or audited by KPMG, LLP, (i) the Enviva Entities have not been advised of or become aware of (A) any significant deficiencies or any material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership and the Subsidiaries to record, process, summarize and report financial data, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa)                          Sarbanes-Oxley Compliance.  There is not and has not been any failure on the part of the Partnership or any of the directors or officers of the General Partner, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, in each case, that are effective and applicable to the Partnership.

(bb)                          No Material Changes.  Except as described in the Registration Statement or the Disclosure Package, since the date of the latest audited financial statements included in the Registration Statement and the Disclosure Package none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) made any distribution, and since such date, there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, members’ equity/partners’ capital, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)                            Title to Properties.  The Partnership Entities have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such Liens as are described in the Registration Statement or Disclosure Package or as permitted by the Credit Agreement, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities as described in the Registration Statement and the Prospectus. All assets held under lease by the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Partnership Entities as described in the Registration Statement and the Prospectus.

(dd)                          All Necessary Permits.  The Partnership Entities have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement and the Disclosure Package, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Registration Statement and the Disclosure Package. The Partnership Entities have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or except as described in the Registration Statement and the Disclosure Package. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except those that would not reasonably be expected to have a Material Adverse Effect.

(ee)                            Intellectual Property.  The Partnership Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except as would not reasonably be expected to have a Material Adverse Effect.

(ff)                              Governmental Proceedings.  Except as described in the Registration Statement and the Disclosure Package, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement and any Terms Agreement or the consummation of the transactions contemplated hereby or thereby; and to the Enviva Entities’ knowledge, no such proceedings are threatened by governmental authorities or others.

(gg)                            Contracts and Agreements.  There are no agreements, contracts, leases or other instruments required to be described in the Registration Statement or the Disclosure Package or filed as exhibits to the Registration Statement that are not described and filed as required.  The statements made in the Registration Statement and the Disclosure Package, insofar as they purport to constitute summaries of the terms of certain statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries thereof in all material respects.

(hh)                          Insurance.  The Partnership Entities carry, or are covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities are in full force and effect; the Partnership Entities are in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Partnership Entities have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ii)                                  Related Party Transactions.  No relationship, direct or indirect, exists between or among the Partnership, on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership or the General Partner, on the other hand, that is required to be described in the Registration Statement and the Disclosure Package which is not so described.

(jj)                                 No Labor Disputes.  No labor disturbance by or dispute with the employees of the Partnership or any of the Subsidiaries exists or, to the knowledge of the Enviva Entities, is imminent that could reasonably be expected to have a Material Adverse Effect.

(kk)                          Non-Violation.  None of the Partnership Entities (i) is in violation of its Organizational Documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)                                  Compliance with and Liability under Environmental Laws.  Except as described in the Registration Statement and the Disclosure Package, the Partnership Entities (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, failure to receive the required permits or failure to comply with the terms and conditions of such permits, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement and the Disclosure Package, (x) there are no proceedings that are pending, or known to be contemplated, against the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Enviva Entities are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Partnership Entities, and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws.

(mm)                  Tax Law Compliance.  The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Entities, nor do the Enviva Entities have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against any Partnership Entity, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn)                          ERISA Compliance.  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(oo)                          Market Data.  The statistical and market-related data included in the Registration Statement and the Disclosure Package are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(pp)                          Investment Company.  The Partnership is not, and as of the applicable Settlement Date or Time of Delivery, after giving effect to the offer and sale of the Units by the Partnership and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Disclosure Package, the Partnership will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(qq)                          No Registration Rights. Except as described in the Registration Statement and the Disclosure Package, there are no contracts, agreements or understandings between any Partnership Entity and any person granting such person the right to require the Partnership to file a registration statement under the Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Act.

(rr)                                Brokers.  None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(ss)                             No Price Stabilization or Manipulation.  The Partnership has not (i) taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sold, bid for, purchased or paid any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(tt)                                Listing on NYSE.  The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The New York Stock Exchange (the “NYSE”).

(uu)                          No Unlawful Contributions or Other Payments.  None of the Partnership Entities, nor, to the knowledge of the Enviva Entities, any director, officer, agent, employee or other person associated with or acting on behalf of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(vv)                          No Conflict with Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Enviva Entities, threatened.

(ww)                      No Conflict with OFAC Laws.  None of the Partnership Entities nor, to the knowledge of the Enviva Entities, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offerings, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx)                         Interactive Data. The interactive data in eXtensbile Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the General Partner and delivered to a Manager or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Enviva Entities, as to matters covered thereby, to the Manager.

3.                                      Sale and Delivery of Units.

(a)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, or directly to the Managers acting as principals, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i)                                     The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as authorized representatives on Schedule II hereto (the “Designated ATM Officers”), has instructed such Manager by electronic mail or telephone (in the case of instruction by telephone, such instruction shall be confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement; provided, however, that the Partnership will only submit its orders to one of the Managers on a single day. The Partnership will designate the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the prevailing market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) at the time of sale of such Units;

(ii)                                  The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, (C) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement and (D) no Manager shall have an obligation to offer or sell any Units in the event an offer or sale of the Units on behalf of the Partnership may, in the judgment of such Manager, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or such Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means set forth under Section 3(a)(iv) hereof..

(iii)                               The Partnership shall not authorize the issuance and sale of, and no Manager shall be obligated to use its reasonable efforts to sell, any Units at a price lower than the minimum price therefor designated from time to time by the Board of Directors of the General Partner (the “Board”), a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or such committee, and notified to the Managers in writing. The Partnership or any Manager may, upon notice to the other party hereto by electronic mail or telephone (in the case of notice by telephone, such notice shall be confirmed promptly by electronic mail), suspend the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv)                              Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Units or to or through a market maker, (B) by any other method permitted by law, including but not limited to in privately negotiated transactions and (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v)                                 The compensation to each Manager for sales of the Units with respect to which the Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold by such Manager pursuant to this Section 3(a) as mutually agreed to by such Manager and the Partnership and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when a Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The proceeds remaining after the deduction of the compensation to such Manager, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi)                              Each Manager shall provide written confirmation (by electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold by such Manager under this Section 3(a) setting forth the aggregate amount of Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation paid by the Partnership to such Manager with respect to such sales.

(vii)                           Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through such Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to the applicable Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such

Manager any commission to which it would otherwise be entitled absent such default. If such Manager breaches this Agreement by failing to deliver the Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii)                        At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k) of this Agreement), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to conform to information contained in the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case, as amended, supplemented or otherwise modified by the Disclosure Package as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described in the preceding sentence), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)                                 If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)                                  Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by a Manager. The commitment of a Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained (or as modified in the manner described in Section 3(a)(viii)) and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by a Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with a Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms

Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d)                                 Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1 of this Agreement, (ii) the aggregate amount of Common Units available for issuance under the Registration Statement or (iii) the number and aggregate amount, if any, of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e)                                  If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)                                   Subject to such further limitations on offers and sales of the Units or delivery of instructions to offer and sell the Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, the Partnership shall not request the sale of any Units that would be sold, and no Manager shall be obligated to sell any Units (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information and (ii) at any time during the period commencing on the 14th Business Day prior to the time the Partnership expects to issue a press release containing, or to otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

4.                                      Agreements. The Partnership agrees with each Manager that:

(a)                                Registration Statement; No Stop Orders. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or where such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which any Manager reasonably objects (not including any reports or documents required to be filed by the Partnership with the Commission in order to comply with the Exchange Act), unless (i) the Partnership shall have determined based upon the advice of counsel that such filing is required by law and (ii) the Partnership shall have determined at its discretion that the filing must be made on an immediate basis. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                Amendments. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Registration Statement or the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (and, in the case of the Disclosure Package, in the light of the circumstances under which they were made) not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Registration Statement and the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Registration Statement and the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as each Manager may reasonably request.

(c)                                 Continued Compliance with Securities Law. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or where such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Manager in such quantities as each Manager may reasonably request.

(d)                                Earnings Statement. As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)                                 Delivery of Copies. The Partnership will furnish to the Managers and counsel for the Managers, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Managers or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or where such prospectus is deemed to be delivered pursuant to Rule 153), as many copies of the Prospectus and any supplement thereto as each Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                  Blue Sky and Other Qualifications. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign limited partnership.

(g)                                 Free Writing Prospectuses. The Partnership and each Manager agrees that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(h)                                Notice of Other Sales. The Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving the Managers at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager then engaged in selling Units pursuant to this Agreement suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that the Partnership may (x) issue and sell Common Units or restricted or phantom units pursuant to this Agreement or any Terms Agreement, any long-term incentive plan, employee units option plan, units ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and (y) issue Common Units issuable upon the conversion of securities or the exercise of options or warrants outstanding at the Execution Time.

(i)                                    No Price Stabilization or Manipulation. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(j)                                   Change of Circumstances. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k)                                Officers’ Certificates. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Units or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement or (iv) otherwise as a Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers forthwith, a certificate dated and delivered the Representation Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to conform to information contained in the Registration Statement and the Prospectus as amended, supplemented or otherwise modified by the Disclosure Package as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l)                                    Opinion of Partnership Counsel. On each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Vinson & Elkins L.L.P., counsel to the Partnership or such other counsel mutually satisfactory to the Managers and the Partnership (such counsel, the “Partnership Counsel”), dated and delivered the as of Representation Date, in form and substance reasonably satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)                            Opinion of Counsel to the Managers. On each Representation Date, Latham & Watkins LLP, counsel to the Managers, or such other counsel satisfactory to the Managers, shall deliver a written opinion, dated and delivered as of the Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)                                Comfort Letters. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Manager’s request and upon reasonable advance notice to the Partnership, the Partnership files with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause KPMG LLP and, if applicable, the auditors of any other financial statements included in or incorporated by reference in the Registration Statement (together, the “Accountants”), or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the

Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)                                Due Diligence. At each Representation Date, if requested by a Manager, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management of the Partnership and the Accountants. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by each Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as such Manager may reasonably request.

(p)                                Trading for Own Account. The Partnership consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q)                                Disclosure of Sales. The Partnership will disclose in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant period.

(r)                                   Refusal of Purchase. If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(f) or 6(g) of this Agreement shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(s)                                  Representations and Warranties. Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to each Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date).

(t)                                   Listing. The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate amount of Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(u)                                Reporting Requirements. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or where such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v)                                DTC. The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(w)                              Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus under the heading “Use of Proceeds.”

5.                                      Payment of Expenses. The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers not to exceed (A) $150,000 with respect to the fees, disbursements and expenses incurred by the Managers prior to commencement of the offering, (B) in the case of the first, second and third quarters of each year, $15,000 quarterly with respect to fees, disbursements and expenses incurred by the Managers during the term of this Agreement, and (C) in the case of the fourth quarter of each year, $35,000 with respect to fees disbursements and expenses incurred by the Managers during the term of this Agreement; provided, however, that if the Partnership completes the acquisition of a business, and as a result of the transaction the Partnership must file financial statements of the business for the most recently completed fiscal year and any interim periods pursuant to Rule 3-05 of Regulation S-X, and counsel to the Managers did not otherwise previously conduct due diligence on such transaction or the subject assets (whether as counsel to the Managers or in another capacity) prior to the Representation Date, then there shall be no limit on the amount of expenses to be reimbursed with respect to such Representation Date; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6.                                      Conditions to the Obligations of each Manager. The obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a)                                Effectiveness of the Prospectus and Registration Statement. The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any material required to be filed by the Partnership pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                Opinion of Partnership Counsel. The Partnership shall have requested and caused the Partnership Counsel, to furnish to the Managers, on each Representation Date, its opinions, each dated as of such date and addressed to the Managers, substantially in the form attached hereto as Annex II.

(c)                                 Opinion of Counsel to the Managers. The Managers shall have received from Latham & Watkins LLP, counsel for the Managers, on each Representation Date, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                                Officers’ Certificate. The Partnership shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate of the General Partner, signed by the Chief Executive Officer and Chief Financial Officer of the General Partner, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i)                                     the representations and warranties of the Partnership in this Agreement are true and correct on and as of such date with the same effect as if made on such date, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)                                  the conditions set forth in Section 6 of this Agreement have been met;

(iii)                               no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened;

(iv)                              since the date of the most recent financial statements included in the Registration Statement and the Disclosure Package, there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Disclosure Package; and

(v)                                 each of Partnership Counsel and Latham & Watkins LLP, as counsel for the Managers, is entitled to rely on such certificate in connection with the opinion each firm renders pursuant to Section 6 of this Agreement.

(e)                                 Comfort Letters. The Partnership shall have requested and caused the Accountants to have furnished to the Managers, on every date specified in Section 4(n) hereof and to the extent requested by any Manager in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, as follows:

(i)                                      confirming that they are an independent registered public accounting firm within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission;

(ii)                                   the financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and any Prospectus Supplement, together with the related notes and schedules, present fairly the consolidated financial positions of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in all material respects in compliance with the requirements of the Act and Exchange Act and in conformity with GAAP applied on a consistent basis during the periods involved, except to the extent disclosed therein; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Base Prospectus and any Prospectus Supplement comply in all material respects with the requirements of the Act (including, without limitation, Regulation S-X under the Act) and the Exchange Act (including, without limitation, Regulation G under the Exchange Act), Item 10 under Regulation S-K and Financial Accounting Standards Board Interpretation No. 46; and

(iii)                                stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus Supplement, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f)                                  No Material Change. Between the Execution Time and each Time of Delivery, there shall not have occurred any development that in the judgment of such Manager could have a Material Adverse Effect, taken as a whole from that set forth in the Registration Statement and the Disclosure Package (in each case, exclusive of any amendment or supplement thereto) that makes it, in such Manager’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Registration Statement or the Disclosure Package.

(g)                                 Downgrading. Between the Execution Time and each Time of Delivery, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)                                FINRA. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i)                                    Listing. The Units shall have been listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Managers.

(j)                                   Additional Documents. Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Manager such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

Notwithstanding anything to the contrary in this Agreement, the obligations and delivery requirements of the Enviva Entities to the Managers as set forth in Sections 4, 5 and 6 with respect to a transaction or transactions executed pursuant to a Terms Agreement shall be owed only to the Manager that is party to such Terms Agreement.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Managers, at 811 Main Street, Suite 3700,

Houston, Texas 77002, or electronically if agreed to by the parties, on each such date as provided in this Agreement.

7.                                      Indemnification and Contribution.

(a)                                 The Enviva Entities agree to indemnify and hold harmless each Manager, its partners, directors, officers, employees and affiliates who have, or who are alleged to have, participated in the distribution of the Units as sales agents or have otherwise been deemed to be part of the sales effort, and agents of each Manager and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Base Prospectus or the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) result from the use of any issuer free writing prospectus (as defined in Rule 433) or prospectus, other than the Prospectus, relating to the Units, whether or not filed by the Partnership or on its behalf; provided, however, that this indemnity does not apply to the extent any such issuer free writing prospectus or prospectus is also used by any Manager. The Partnership agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending, or preparing to defend against, any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the written information furnished to the Partnership by the Managers as identified in Section 7(e) below. This indemnity agreement will be in addition to any liability that the Partnership may otherwise have to any Manager or to any partner, director, officer, employee, affiliate, agent or controlling person of any Manager.

(b)                                 Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Enviva Entities, each of the General Partner’s directors, each of the General Partner’s officers who signs the Registration Statement, and each person who controls the Enviva Entities within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Enviva Entities to each Manager, but only with reference to the written information as identified in Section 7(e) below relating to the Managers furnished to the Partnership by the Managers specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Manager may otherwise have to the Partnership or to any director, officer who signs the Registration Statement or controlling person of the Partnership.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to each indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then the Partnership and each applicable Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and such Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Enviva Entities, on the one hand, and by such Manager, on the other, from the offering of the Units; provided, however, that in no case shall such Manager be responsible for any amount in excess of compensation payable to such Manager for sales of Units hereunder, as the case may be, applicable to the Units placed by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Enviva Entities and such Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Enviva Entities, on the one hand, and of such Manager, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Enviva Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by such Manager shall be deemed to be equal to the total compensation payable to such Manager for sales of Units hereunder, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Enviva Entities, on the one hand, or such Manager, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Enviva Entities and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each partner, director, officer, employee, affiliate who has, or who is alleged to have, participated in the distribution of the Units as a sales agent or has otherwise been deemed to be part of the sales effort, and agent of such Manager shall have the same rights to contribution as such Manager, and each person who controls the Enviva Entities within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Enviva Entities, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)           Information Furnished by the Managers. The Partnership acknowledges that the following statements set forth in the Base Prospectus and the Prospectus Supplement constitute the only information furnished by or on behalf of the Managers as such information is referred to in Sections 2(b) and 2(c) hereof: the names of each Manager.

8.             Termination.

(a)           The Enviva Entities shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement with respect to any or all of the Managers relating to the solicitation of offers to purchase the Units in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(s) of this Agreement shall remain in full force and effect, (ii) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 15 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect until the earlier to occur of (i) termination pursuant to Sections 8(a) or 8(b) above or otherwise by mutual agreement of the parties and (ii) such date that the aggregate gross sales proceeds of the Units sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals $100,000,000; provided, that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 of this Agreement shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)           In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Managers, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus.

9.             Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Enviva Entities or the General Partner’s officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by any Manager or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to a Manager, will be mailed, delivered or telefaxed, as applicable to:

Barclays Capital Inc. (fax no.: (646) 834-8133) and confirmed to Barclays Capital Inc., at 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel;

Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: General Counsel;

RBC Capital Markets, LLC, 8th Floor, 200 Vesey Street, New York, New York 10281, Attention: Equity Capital Markets, Fax: (212) 428-6260;

USCA Securities LLC, 1330 Post Oak Blvd., Suite 900, Houston, Texas 77056, Attention: Therese Surprenant;

or, if sent to the Enviva Entities, will be mailed, delivered or telefaxed to Enviva Partners, LP (fax no.: (240) 482-3774) and confirmed to it at 7200 Wisconsin Ave., Suite 1000, Bethesda, MD 20814, Attention: General Counsel.

11.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.          Research Analyst Independence. The Enviva Entities acknowledge that (a) the Managers’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Managers’ respective research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, the value of the Common Units and/or the offering that differ from the views of their respective investment banking divisions. The Enviva Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Enviva Entities may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their respective independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Enviva Entities or their affiliates by any Manager’s investment banking division. The Enviva Entities acknowledge that each of the Managers is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

13.          No Fiduciary Duty. The Enviva Entities hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Enviva Entities, on the one hand, and each of the Managers, as applicable, and any affiliate through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of the Partnership and (c) the Partnership’s engagement of each Manager in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Enviva Entities agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Enviva Entities on related or other matters). The Enviva Entities agree that they will not claim that a Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Enviva Entities, in connection with such transaction or the process leading thereto.

14.          Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Enviva Entities and each of the Managers with respect to the subject matter hereof.

15.          Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.          Waiver of Jury Trial. The Enviva Entities and each of the Managers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17.          Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.          Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19.          Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

20.          Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement and (iii) the public offering price of Units sold at the relevant Applicable Time.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153,” “Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and each Manager.

Very truly yours,

ENVIVA PARTNERS, LP

By: Enviva Partners GP, LLC, as its sole general partner

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

ENVIVA PARTNERS GP, LLC

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Barclays Capital Inc.

By:	/s/ Amit Chandra
Name: Amit Chandra
Title: Managing Director

Raymond James & Associates, Inc.

By:	/s/ Harris Bentsen Falb
Name: Harris Bentsen Falb
Title: Vice President

RBC Capital Markets, LLC

By:	/s/ Andrew Jones
Name: Andrew Jones
Title: Director

USCA Securities LLC

By:	/s/ William R. Hurt
Name: William R. Hurt
Title: Senior Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

SUBSIDIARIES

Entity Name	Jurisdiction of Formation
Enviva GP, LLC	Delaware
Enviva, LP	Delaware
Enviva Pellets Ahoskie, LLC	Delaware
Enviva Pellets Amory, LLC	Delaware
Enviva Materials, LLC	Delaware
Enviva Pellets Northampton, LLC	Delaware
Enviva Pellets Southampton, LLC	Delaware
Enviva Port of Chesapeake, LLC	Delaware
Enviva Pellets Perkinston, LLC	Delaware
Enviva Pellets Cottondale, LLC	Delaware
Enviva Energy Services, LLC	Delaware
Enviva Pellets Wiggins, LLC	Mississippi

SCHEDULE II

DESIGNATED ATM OFFICERS

Stephen F. Reeves

Raymond J. Kaszuba

ANNEX I

[FORM OF TERMS AGREEMENT]

Enviva Partners, LP

Common Units

TERMS AGREEMENT

, 2016

[Manager]
[Address]
[City, State Zip]

Dear Sirs:

Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated August 8, 2016 (the “Equity Distribution Agreement”), among the Partnership and [Addressee Manager] and the other Managers party thereto, to issue and sell to [Addressee Manager] the securities specified in Schedule I hereto (the “Purchased Units”)[, and solely for the purpose of covering over-allotments, to grant to [Addressee Manager] the option to purchase the additional securities specified in Schedule I hereto (the “Additional Units”)].

[[Addressee Manager] shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per unit to be paid by [Addressee Manager] to the Partnership for the Purchased Units. This option may be exercised by [Addressee Manager] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.](1)

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [Addressee Manager], as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the

(1)  Include this paragraph only if such Manager has an over-allotment option.

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representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units and provided that such representations and warranties may be updated to reflect such necessary modifications as are not material and approved by the Managers in advance.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Managers is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to [Addressee Manager] and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [Addressee Manager] and the Partnership.

ENVIVA PARTNERS, LP

By: Enviva Partners GP, LLC, its sole general partner

By:
Name:
Title:

ENVIVA PARTNERS GP, LLC

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first written above.

[Addressee Manager]

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

[Form of Terms Agreement]

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:
Common Units representing limited partner interests

Number of Purchased Units:

[Number of Additional Units:]

Price to Public:

Purchase Price by [Addressee Manager]:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:
Free delivery of the Units to the [Addressee Manager’s] account at The Depository Trust
Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)           The opinion referred to in Section 4(l).

(2)           The opinion referred to in Section 4(m).

(3)           The accountants’ letter referred to in Section 4(n).

(4)           The officers’ certificate referred to in Section 4(k).

(5)           Such other documents as the [Addressee Manager] shall reasonably request.

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ANNEX II

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(a)           Other than Wiggins, as to which such counsel need not express any opinion, each of the Enviva Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with full limited partnership or limited liability company power and authority, as the case may be, (A) to enter into and perform its obligations under this Agreement and (B) to own or lease, as the case may be, and to operate its properties and conduct its business, in each case in all  material respects as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign entity, and is in good standing as a limited partnership or limited liability company, as the case may be, under the laws of each jurisdiction set forth on Schedule A to the opinion.

(b)           The General Partner is the sole general partner of the Partnership and owns the GP Interest and all of the Incentive Distribution Rights; such GP Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or as otherwise described in the Registration Statement, the Disclosure Package or the Prospectus; and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package or the Prospectus, or that may be imposed by federal or state securities laws and (2) those created by or arising under the Delaware LP Act. The General Partner has the limited liability company power and authority necessary to act as the general partner of the Partnership.

(c)           The Units to be offered and sold through or to any Manager by the Partnership pursuant to the Agreement have been duly authorized in accordance with the Partnership Agreement, and, when issued and delivered to the Managers upon payment therefor in accordance with the Agreement, will be validly issued, in accordance with the Partnership Agreement, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(d)           There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership pursuant to federal or Delaware law, the Partnership Agreement or the certificate of limited partnership of the Partnership. To our knowledge, neither the filing of the Registration Statement, nor the offering, issuance or sale of the Units as contemplated by this Agreement give rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership except such rights as have been waived or satisfied.

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(e)           The Agreement has been duly authorized, executed and delivered by each of the Enviva Entities.

(f)            As of the date hereof, the offering, issuance and sale of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, the execution, delivery and performance of the Agreement by the Enviva Entities and the consummation of any other transactions contemplated by the Agreement do not and will not:

(i)            conflict with or violate the Organizational Documents of the Enviva Entities;

(ii)           conflict with, result in the breach of, or result in a default (or, an event that, with notice or lapse of time or both, would constitute such an event) under any agreement or instrument listed on Schedule B to the opinion;

(iii)          violate any federal or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LLC Act or the Delaware LP Act (it being understood that we do not express an opinion with respect to any securities or other anti-fraud law); or

(iv)          result in the creation of any security interest in, or lien upon, any property or assets of any of the Enviva Entities, except for such security interests or liens as may arise under the Credit Agreement; or

except in the case of clauses (ii), (iii) or (iv) as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of the Agreement or the consummation of any of the transactions contemplated by the Agreement.

(g)           No consent, approval, authorization, filing with or order of or with any U.S. federal, New York or Delaware court or governmental agency or body having jurisdiction over the Enviva Entities or any of their respective properties is required in connection with the transactions contemplated under the Agreement, except (A) such as may be required under the Act, the Exchange Act, the rules of the NYSE, the rules of FINRA (as to which we express no opinion), (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Managers in the manner contemplated in the Agreement and in the Registration Statement, the Disclosure Package and the Prospectus (as to which we express no opinion), (C) such as have been obtained or made and (D) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of the Agreement or the consummation of any of the transactions contemplated by the Agreement.

(h)           The Registration Statement was declared effective under the Act as of June 24, 2016, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act in the manner and within the time period required by Rule 424. To such counsel’s knowledge, based solely on a review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml and http://www.sec.gov/litigation/admin.shtml, no stop order suspending the effectiveness of the

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Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(i)            The Registration Statement at the Effective Date, and the Prospectus, as of its date, each appeared on their face to appropriately responsive in all material respects to the form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete.

(j)            The statements included or incorporated by reference in the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Description of The Common Units” and “The Partnership Agreement,” insofar as they purport to constitute summaries of the terms of the Units and the Incentive Distribution Rights constitute accurate summaries of the terms of such Units and Incentive Distribution Rights in all material respects.

(k)           The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Managers may rely on such opinion as if it were addressed to them.

(l)            The Partnership is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the General Partner, the Partnership and the Sponsor and the independent registered public accounting firm of the Partnership and the Managers and counsel for the Managers, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in paragraphs (j) and (k) above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(a)     the Registration Statement, at the time it became effective on June 24, 2016, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(b)     the Disclosure Package, as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted  or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

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(c)     the Prospectus, as of its date or as of such Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements and notes and related schedules and  other financial or accounting information included or incorporated by reference in or omitted from the Registration Statement, the Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon the representations and warranties of the Enviva Entities in this Agreement, certificates of officers and other employees of the General Partner, the Partnership and the Sponsor and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act and the Delaware LLC Act and (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability, as the case may be, of the Enviva Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion.

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